QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

     CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of (1) our report dated January 23, 2001, on Cinergy Corp.'s consolidated financial statements, included in Cinergy Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000 and (2) our report dated June 25, 2001, included in the Cinergy Corp. Union Employees' Savings Incentive Plan's Annual Report on Form 11-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.

Cincinnati, Ohio	/s/ ARTHUR ANDERSEN LLP
November 7, 2001	ARTHUR ANDERSEN LLP

QuickLinks

  EXHIBIT 23.1